EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of International Paper Company of our report dated February 5, 1999 relating to the financial statements and financial statement schedule of Union Camp Corporation, which report appears in International Paper Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                 /s/ PriceWaterhouseCoopers LLP
                                                 ------------------------------
                                                     PriceWaterhouseCoopers LLP
New York, New York
October 20, 2000